                   [OPHIDIAN PHARMACEUTICALS, INC. LETTERHEAD]


                                             Contact: Donald L. Nevins, CFO
FOR IMMEDIATE RELEASE (PRNEWSWIRE 5:15 PM)    Ophidian Pharmaceuticals, Inc.
                                                         Phone 608.271.0878
                                                           Fax 608.277.2395
                                                     E-mail dnevins@ophd.com






                        OPHIDIAN PHARMACEUTICALS REPORTS
                       EXPECTED RESULTS FOR SECOND QUARTER
              COMPANY READIES FOR PHASE II TESTING OF ITS LEAD DRUG
              -----------------------------------------------------


MADISON, Wisconsin (April 16, 1999)--Ophidian Pharmaceuticals, Inc. (NASDAQ
SmallCap: OPHD and Pacific Exchange, Inc.: OPD), a development-stage company, today reported operating and financial results on target in its second fiscal quarter of 1999 ended March 31. Douglas C. Stafford, president and chief executive officer, announced that the financial results reflect the company's ongoing investment in the clinical development of its lead product, a drug to treat Clostridium difficile-associated disease ("CDAD"). CDAD is an intestinal infection that often results from antibiotic use with symptoms ranging from mild to life threatening. The company continues to focus on expanding the therapeutic applications of its antibody technology including a drug candidate for treating inflammatory bowel disease.

"As previously reported, the company continues to evaluate opportunities to form partnerships with other firms to bring development, manufacturing and marketing resources to our drug development programs," said Mr. Stafford. Ophidian has developed extensive drug formulation and manufacturing technology involving over 55 patent applications and 12 issued U.S. patents. The company has focused on the development of new drugs formulated with antibodies collected from eggs of specially vaccinated chickens. Ophidian's antibodies are designed to avoid the complications of antibiotic resistance and the disruption of the beneficial microbes of the intestinal tract - growing problems of antibiotic use. Phase I human clinical trials have shown that oral dosing of Ophidian's drug, OPHD001, is safe and well tolerated in normal persons. The Phase II of testing is designed to evaluate the safety and various effectiveness parameters of the OPHD001 in CDAD patients. The company reported today that it has





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established an agreement with Quintiles, Inc. of Arlington, VA, a clinical research organization ("CRO"), to conduct the initial Phase II testing of OPHD001. This testing is expected to commence this summer and be completed around year-end. As previously disclosed, the expected cost to the company is between $1,500,000 and $1,800,000 on an all-inclusive basis (the CRO's, other third parties', and the company's direct costs).

The company's annual meeting of shareholders was held on March 23, 1999. The shareholders voted to: adopt the 1998 incentive stock option plan of Ophidian Pharmaceuticals, Inc.; to appoint Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 1999; and to merge Ophidian Pharmaceuticals, Inc., a Wisconsin corporation, into Ophidian Pharmaceuticals, Inc., a Delaware corporation. This makes way for the company's reincorporation in Delaware, a process expected to be completed in the next few weeks. As noted in the company's proxy statement, it WILL NOT BE NECESSARY for shareholders of Ophidian Wisconsin to have their stock certificates exchanged for stock certificates representing the shares of Ophidian Delaware. The common stock and the common stock purchase warrants of the company are listed for trading on the Nasdaq SmallCap Market and the Pacific Exchange, Inc. and WILL CONTINUE to be traded on those markets, without interruption. Delaware law offers corporations a high degree of predictability and flexibility and can be a significant factor in attracting and retaining the most capable individuals available to serve as officers and directors. In addition, Delaware law allows provisions in corporate charters that give boards of directors greater continuity, stability and independence, thereby discouraging takeover attempts without negotiation with boards of directors on behalf of stockholders. Further details are available in the company's proxy statement.

Following the annual meeting the board elected as nonexecutive chairman Dr. Peter Model, a senior faculty member at Rockefeller University and a director of the company since 1996. He takes over as chairman from William Linton, who retired from the board after 9 years of service as a director and chairman.

In line with expectations, Ophidian's costs for its continuing research and clinical development caused a net operating loss of $1.2 million in the second fiscal quarter, compared with a loss of $0.9 million in the prior year's second quarter. As it is still in the development-stage, it is expected that the company will continue to report quarterly losses from operations as it supports the ongoing research, manufacture and clinical testing of its development products.


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This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated May 7, 1998, and other reports filed with the Securities and Exchange Commission.


                         OPHIDIAN PHARMACEUTICALS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                   BALANCE SHEET

                                   $000 OMITTED



                                                                               SEPT. 30, 1998       MARCH 31, 1999
                                                                            ----------------------------------------
                                  ASSETS                                                              (UNAUDITED)
Total current assets ................................................               $ 8,900               $6,195
Other assets ........................................................                    12                   27
Net equipment and leasehold improvements ............................                 1,047                1,162
Patent costs, net of accumulated amortization .......................                 1,395                1,439
                                                                                    -------               ------
Total assets ........................................................               $11,354               $8,823
                                                                                    =======               ======

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Total current liabilities ...........................................               $   377               $  235
Other long term liabilities .........................................                   359                  367
Total shareholders' equity ..........................................                10,618                8,221
                                                                                    -------               ------
Total liabilities and shareholders' equity ..........................               $11,354               $8,823
                                                                                    =======               ======

                         OPHIDIAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                  $000 OMITTED
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED              SIX MONTHS ENDED        PERIOD FROM INCEPTION
                                                            MARCH 31,                      MARCH 31,             (NOVEMBER 11, 1989)
                                               -------------------------------   -----------------------------     TO MARCH 31,
                                                      1998             1999           1998             1999            1999
                                               ---------------- --------------   ---------------- ------------ ---------------------
Revenues ..................................         $  116           $     6        $   231           $     7         $  4,602
   Operating expenses .....................            985             1,225          2,007             2,548           19,669
                                               ---------------- --------------   ---------------- ------------ ---------------------
Operating loss ............................           (869)           (1,219)        (1,776)           (2,541)         (15,067)
Other income ..............................             44                90             89               144            1,218
                                               ---------------- --------------   ---------------- ------------ ---------------------
   Net loss ...............................         $ (825)          $(1,129)       $(1,687)          $(2,397)        $(13,849)
                                               ================ ==============   ================ ============ =====================
Net loss per share ........................         $(0.11)          $ (0.12)       $ (0.23)          $ (0.26)




                         OPHIDIAN PHARMACEUTICALS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                  $000 OMITTED

                                   (UNAUDITED)




                                                                                    SIX MONTHS ENDED
                                                                                        MARCH 31,             PERIOD FROM INCEPTION
                                                                                -------------------------      (NOVEMBER 11, 1989)
                                                                                    1998         1999           TO MARCH 31,1999
                                                                                ----------------------------------------------------
OPERATING ACTIVITIES
Net loss ....................................................................    $(1,687)        $(2,397)          $(13,849)
   Adjustments to reconcile net loss to net cash used in
   operating activities .....................................................        210             164              1,742
                                                                                ----------------------------------------------------
Net cash used in operating activities .......................................     (1,477)         (2,233            (12,107)

INVESTING ACTIVITIES
   Purchase of available-for-sale securities ................................                          -             (4,517)
   Proceeds from available-for-sale securities ..............................        113               -              4,416
   Purchase of equipment and leasehold improvements, net ....................       (112)           (284)            (1,799)
   Expenditures for patents and other activities ............................       (137)            (63)            (1,517)
                                                                                ----------------------------------------------------
Net cash used in investing activities .......................................       (136)           (347)            (3,417)

FINANCING ACTIVITIES
   Proceeds from issuance of common stock ...................................          -               -             21,711
   Other ....................................................................       (390)             (4)               (83)
                                                                                ----------------------------------------------------
Net cash provided by (used in) financing activities .........................       (390)             (4)            21,628
Net increase (decrease) in cash and cash equivalents ........................     (2,003)         (2,584)             6,104
                                                                                ----------------------------------------------------
Cash and cash equivalents at beginning of period ............................      3,547           8,688                  -
                                                                                ----------------------------------------------------
Cash and cash equivalents at end of period ..................................    $ 1,544         $ 6,104           $  6,104
                                                                                ====================================================
                                                                             ###